UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2016

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Crown Americas LLC and Crown Americas Capital Corp. III (collectively, the “Issuers”), each a wholly-owned subsidiary of Crown Holdings, Inc., issued a conditional notice of redemption to redeem all of the Issuers’ $700 million principal amount of outstanding 6 ¼% Senior Notes due 2021 (the “Notes”). Pursuant to the conditional notice of redemption, all outstanding Notes will be redeemed on February 28, 2016 (the “Redemption Date”) at a redemption price equal to 103.125% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date.

The redemption of the Notes is conditioned upon the successful raising of at least $250 million in gross proceeds by the Issuers, through a Term Loan A facility under the Company’s senior secured credit facilities or otherwise, prior to the Redemption Date. There can be no assurance that the Issuers will satisfy this condition and, if the condition is not satisfied, the Issuers will not be obligated to redeem the Notes on the Redemption Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2016	CROWN HOLDINGS, INC.

By:	/s/ David A. Beaver
David A. Beaver
Vice President and Corporate Controller

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